                                                                  Exhibit 10(jj)

                         MARSHALL & ILSLEY CORPORATION
            1994 LONG-TERM INCENTIVE PLAN FOR EXECUTIVES, AS AMENDED

                             AMENDED AND RESTATED
                         MARSHALL & ILSLEY CORPORATION
                 1994 LONG-TERM INCENTIVE PLAN FOR EXECUTIVES
              (as amended and restated through February 12, 1998)


1.   PURPOSE OF THE PLAN.

          The purpose of the Plan is to promote the best interests of Marshall & Ilsley Corporation and enhance shareholder value by attracting and retaining key personnel and providing such employees with an incentive to put forth maximum effort for the continued success and growth of the Company.

2.   DEFINITIONS.

     (a) "Account" shall mean the account established and administered for the benefit of a Participant under the Plan.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Committee of the Board of Directors constituted as provided in Paragraph 3 of the Plan.

     (d) "Company" shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

     (e) "Employees" shall mean those individuals who are executive officers or senior managers of the Company or its Subsidiaries.

     (f) "Market Price" shall mean the closing sale price of a Share on the NASDAQ National Market System as reported in the Midwest Edition of the Wall Street Journal, or such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

     (g) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (h) "Parent" shall mean a parent corporation of the Company as defined in
Section 424(e) of the Code.

     (i) "Participant" shall mean an Employee designated by the Committee to be a participant in the Plan.

     (j) "Plan" shall mean the 1994 Long-Term Incentive Plan for Executives of the Company.

     (k) "Share" or "Shares" shall mean the $ 1.00 par value common stock of the Company.

     (l) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

     (m) "Triggering Event" shall mean any of the following: (a) the acquisition, by any person or group of persons other than the Company or a Subsidiary, of twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company pursuant to a tender or exchange offer; (b) the acquisition, by any person or group of persons, of the beneficial ownership or the right to acquire beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company (the term "group" and "beneficial ownership" as used in this paragraph having the meanings assigned thereto in Section 13(d) of the 1934 Act and the regulations promulgated thereunder); or (c) the shareholders of the common stock of the Company approve a transaction whereby the Company (or any Subsidiary or Subsidiaries in the aggregate representing at least 25% of the consolidated assets of the Company), will (i) merge or consolidate with, or enter into any similar transaction with any person, in which the Company or Subsidiary is not the survivor (ii) sell, lease or otherwise dispose of all or substantially all of the assets of the Company or such Subsidiary or (iii) sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing twenty-five percent (25%) or more of the voting power of the Company or such Subsidiary.

     (n) "Unit" shall mean a bookkeeping entry used by the Company to record and account for the grant of an award under the Plan denominated in Shares until such time as the award is paid, cancelled, forfeited or terminated, as the case may be.

3.   ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee. The Committee shall consist of not less than three members of the Board of Directors of the Company and shall be so constituted as to permit the Plan to comply with Rule 16b-3 under the 1934 Act, as such rule is currently in effect or as hereafter modified or amended ("Rule 16b-3"), Section 162(m) of the Code, or any successor rule or other statutory or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

     (b) The Committee shall have sole authority in its discretion, but always subject to the express provisions of the Plan, to determine the Employees who will be Participants, the number of Units which will be credited to each Account, the performance criteria for earning the Units credited to each Account and the period of time to which the performance criteria will be applied; to interpret the plan; to prescribe, amend and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective awards to Participants; and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Committee's determination of the foregoing matter shall be conclusive and binding on the Company, all Employees, all Participants and all other persons.

4.   ELIGIBILITY.

     Only Employees shall be eligible to be Participants under the Plan. In determining which Employees will be Participants and the amount of the award hereunder, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Committee in its discretion shall deem relevant. An Employee who has been granted an award under the Plan may be granted additional awards under the Plan if the Committee shall so determine. The Company shall effect the granting of awards hereunder in such manner as the Committee determines. No award may be granted under the Plan to a member of the Committee.

5.   ESTABLISHMENT OF ACCOUNTS.

     The Company shall establish on its books of account a separate Account for each Participant, which shall be used for the purpose of determining the compensation to which the Participant from time to time may be entitled hereunder. There shall be recorded in each Participant's Account the number of Units from time to time credited to the Participant by the Committee or pursuant to Paragraph 8 hereof. In no event will more than 1,200,000 Units, subject to adjustment under Paragraph 10 hereof, be granted under the Plan (excluding Units credited in lieu of dividends under Paragraph 8 hereof). No more that 300,000 Units will be granted to any one individual (again excluding Units credited in lieu of dividends and subject to adjustment under Paragraph 10). Accounts shall be maintained solely for accounting purposes, and no assets of the Company shall be segregated or subject to any trust for any Participant's benefit by reason of the establishment of the Participant's Account. In addition, no Participant shall acquire any rights as a shareholder of the Company, including the right to vote with respect to any matter before the shareholders of the Company or to receive dividends payable on the common stock, or, except as is specifically provided otherwise herein, any other rights, by reason of the establishment of the Participant's Account.

6.   PERFORMANCE CRITERIA.

     The Committee shall establish performance criteria which will govern whether and to what extent Participants will receive a pay-out of their Accounts. The criteria among which the Committee may choose in establishing performance criteria are one or more of earnings per share, net income, return on average assets, return on average equity, total shareholder return or cost control of the Company and/or one or more of its Subsidiaries, or any other entity in which the Company owns more than 50% of the interests entitled to vote. The length of the performance period, the performance objectives to be achieved during the performance period (including defining the above terms, and if deemed appropriate, the exclusion of extraordinary items or any other adjustments considered proper), and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee. No payment of awards under this Plan shall be made until the Committee certifies that the performance criteria to which such awards were subject have been met.

7.   PAYMENT OF AWARDS.

     The Committee, in its sole discretion, may pay awards earned under the Plan in cash, Shares or a combination of cash or Shares. Any Shares paid may be treasury Shares or authorized, but unissued Shares.

8.   DIVIDENDS AND DIVIDEND EQUIVALENTS.

     At such time as dividends are paid on Shares, an Account of a Participant shall be credited with that number of additional Units equal to the product of
(a) the number of Units then in the Account times (b) the amount of the dividend per Share divided by (c) the Market Price of a Share on the date a dividend is paid.

9.   TERMINATION OF EMPLOYMENT.

     (a) Any Participant whose employment with the Company or a Subsidiary is terminated due to retirement on such Participant's normal retirement date (as defined in the M&I Retirement Growth Plan or any successor thereto) or due to early retirement with the consent of the Committee shall continue as a Participant in the Plan as to Units already awarded (and any dividends or dividend equivalents earned in connection therewith), but shall not be entitled to the award of any additional Units by the Committee.

     (b) Any Participant whose employment with the Company or a Subsidiary is terminated due to disability (as defined in Section 22(e)(3) of the Code) or death, or any Participant who dies after retirement, as defined in subparagraph
(a), above, but while he still is a Participant in the Plan, shall continue as a Participant in the Plan as to Units already awarded (and any dividends or dividend equivalents earned in connection therewith) until the close of the calendar year in which the Participant dies or is disabled. The Committee will determine if and to what extent the performance criteria it established have been met as of the close of the calendar year. Based on this determination, a Participant, or, in the case of death, his beneficiary as determined pursuant to Paragraph 12, hereof, shall receive a prorated award within 90 days of the end of the calendar year based on a fraction, the numerator of which is the number of days from the beginning of the award period to the date of death or disability and the denominator of which is the total number of days in the award period.

     (c) If a Participant's employment is terminated for any reason other than those specified in subparagraphs (a) and (b), above, his participation in the Plan shall immediately cease and he shall not be entitled to any award under the Plan, unless the Committee, in its sole discretion, determines otherwise.

     (d) Notwithstanding the foregoing, if (i) a Participant's employment is terminated as a result of, or in anticipation of, a Triggering Event, or (ii) a Participant's employment is not terminated, but a Triggering Event occurs, a Participant shall receive an amount equal to the amount he would be entitled to receive at the close of the performance period based on the extent to which the performance criteria set by the Committee have been met as of the date of the

Triggering Event. Payment of the amount to which the Participant is entitled hereunder shall be made within 30 days after the occurrence of the Triggering Event.

     (e) The Plan does not confer upon any Participant any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any Participant's employment at any time.

10.  ADJUSTMENT PROVISIONS.

     If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of Shares outstanding, or shall effect a spin-off, split-off, or other distribution of assets to shareholders, without receiving consideration therefor in money, services or property, the number of Units in each Account and the number of Shares available for payment of awards hereunder shall be appropriately adjusted by the Committee.

11.  NONASSIGNABILITY.

     No Accounts or any payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Account or any payment under the Plan shall be void and of no legal effect.

12.  BENEFICIARY DESIGNATION.

     If a Participant dies prior to the distribution to him of all amounts payable to him under the Plan, the amounts otherwise distributable to the Participant if living, shall be distributed to his designated beneficiary or beneficiaries. All beneficiary designations shall be made in the form prescribed by the Committee from time to time and shall be delivered to the Secretary of the Company. If there is no effective beneficiary designation on file at the time of the Participant's death, distribution of amounts otherwise payable to the deceased Participant under the Plan shall be made to his Estate. If the beneficiary designated by the Participant shall survive the Participant but die before receiving all distributions hereunder, all amounts otherwise payable to the deceased beneficiary shall be paid to such deceased beneficiary's Estate unless the Participant's beneficiary designation provides otherwise. The Company shall have no responsibility with respect to the validity of any beneficiary designation made by a Participant and shall be fully protected if it acts thereon in good faith.

13.  TAXES.

     The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the payment of any amounts under the Plan, and the Company may defer making payments hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant may, at his election, satisfy his obligation for payment of withholding taxes by having the Company retain a number of Shares, if payment of the Account includes Shares, having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Participant having an aggregate Market Price on the date the Shares are delivered equal to the amount of the withholding tax. The Company shall have the right to rely on a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to the payment or withholding of taxes.

14.  REGULATORY APPROVALS AND RULE 16b-3.

     (a) Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates for Shares resulting from the payment of an Account hereunder prior to (i) the obtaining of any approval from any governmental agency which the Company shall, it its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange on which the Shares may be listed, and
(iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     (b) It is intended that the Plan and any award made to a person subject to
Section 16 of the 1934 Act, and any transaction or election hereunder by any such person, meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award under, or would not comply with, Rule 16b-3, such provision or award shall be construed or deemed to conform to Rule 16b-3.

     (c) Any election by a Participant subject to Section 16 of the 1934 Act, pursuant to Paragraph 13 hereof, may be made only during such times as permitted by Rule 16b-3 and may be disapproved by the Committee at any time after the election.

15.  EFFECTIVENESS OF THE PLAN.

     The Plan became effective upon approval by the Company's Executive Compensation Committee and Board of Directors on March 30, 1994, subject to ratification of the Plan by the vote of the holders of a majority of the Shares present or represented and entitled to vote at an annual or special meeting of the Company duly called and held which vote was received on August 23, 1994. The amendments hereto were approved by the Board of Directors on February 12, 1998, subject to approval at the April 28, 1998 Annual Meeting of shareholders. If shareholder approval is not obtained, any awards previously made at the December 11, 1997 meeting of the Executive Compensation Committee will be void and of no further effect.

16.  TERMINATION AND AMENDMENT.

     The Plan may be terminated, modified or amended by the Company's Board of Directors, provided, however, that any modification or amendment which would, under applicable law or other regulatory provisions require shareholder approval and any amendment to increase the number of Units available for grant under the Plan shall be subject to the affirmative vote of the holders of a majority of the Shares of the Company present, or represented, and entitled to vote at a meeting of the shareholders of the Company and provided, further, that no termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant in his Account, other than a termination because the requisite shareholder approval is not obtained. In such event, any awards made subject to the consent of the shareholders shall be void and of no further effect.

17.  GOVERNING LAW.

     The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Wisconsin.